UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

Clearway Energy LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-203369	32-0407370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On May 10, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors of Clearway Energy, Inc. (“Clearway, Inc.”), the parent company of Clearway Energy LLC (the “Company”), dismissed Ernst & Young LLP (“EY”) as the independent registered public accounting firm of Clearway, Inc. and the Company, due to the fact that EY will no longer be considered independent with respect to Clearway, Inc. and the Company under the rules of the Securities and Exchange Commission (the “SEC”) after the closing of the announced definitive agreement pursuant to which Blackrock, Inc. has agreed to acquire all of the business and assets of Global Infrastructure Partners (the “Transaction”). The dismissal is effective upon the earlier of the closing of the Transaction or the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

The audit reports of EY on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through the date of this Current Report on Form 8-K (this “Current Report”), there were no (i) disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in connection with its report on the consolidated financial statements of the Company for the applicable year, or (ii) reportable events (within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions under the Exchange Act).

The Company has provided EY with a copy of the disclosures in this Current Report and has requested that EY provide to the Company a letter addressed to the SEC stating whether EY agrees with the statements made by the Company herein. A copy of EY’s letter, dated May 10, 2024, is filed as Exhibit 16.1 to this Current Report.

On May 10, 2024, the Audit Committee engaged PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for Clearway, Inc. and the Company for the fiscal year ending December 31, 2024, effective with EY’s dismissal, upon the earlier of the closing of the Transaction or the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. During the fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through the date of this Current Report, neither the Company, nor anyone on the Company’s behalf, consulted with PwC regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by PwC to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was the subject of either a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions under the Exchange Act) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions under the Exchange Act).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter to the Securities and Exchange Commission from Ernst & Young LLP, dated May 10, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy LLC

By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Date: May 10, 2024